EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated February 8, 2002 relating to the consolidated balance sheet as of December 31, 2001 and the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 2001 and financial statement schedule of Conceptus, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California
May 28, 2002